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Exhibit 99(n)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the use in this Pre-Effective Amendment No. 2 to Registration Statement No. 333-120988 of Dividend Capital Realty Income Allocation Fund on Form N-2, our report dated February 22, 2005 appearing in the Statement of Additional Information, which is part of such Registration Statement, and to the reference to us under the heading "Counsel and Independent Registered Public Accounting Firm" in the Statement of Additional Information, which is part of such Registration Statement.

/s/ Deloitte & Touche LLP
Denver, Colorado
February 22, 2005

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  Exhibit 99(n)
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM